                       ELECTRO-COAL TRANSFER CORPORATION



                                      and




                 PLAQUEMINES PORT, HARBOR AND TERMINAL DISTRICT



                           -------------------------


                         FIRST SUPPLEMENTAL INSTALLMENT
                                SALES AGREEMENT



                          dated as of December 1, 2000



                                    Amending
                        the Installment Sales Agreement
                         dated as of September 1, 1985




                           -------------------------

                                                                   Exhibit 4.20



                FIRST SUPPLEMENTAL INSTALLMENT SALES AGREEMENT

         This First Supplemental Sales Agreement, dated as of December 1, 2000 is by and between ELECTRO-COAL TRANSFER CORPORATION, a corporation duly organized and existing under the laws of the State of Louisiana (the "Corporation"), and the PLAQUEMINES PORT, HARBOR AND TERMINAL DISTRICT, a public corporation and political subdivision of the State of Louisiana, created, operating and existing under the provisions of Chapter 8, Title 34 of the Louisiana Revised Statues of 1950 (the "Issuer").


                             W I T N E S S E T H :
                             - - - - - - - - - - -


         WHEREAS, the Corporation and the Issuer entered into an Installment Sales Agreement, dated as of September 1, 1985 (the "Original Agreement"), and the Issuer and First National Bank of Commerce entered into a Trust Indenture dated as of September 1, 1985, as heretofore amended by a First Supplemental Trust Indenture dated as of March 1, 1999, between the Issuer and Bank One Trust Company, N.A., as successor to First National Bank of Commerce (as so amended, the "Trust Indenture") pursuant to which $110,600,000 of the Issuer's Marine Terminal Facilities Revenue Refunding Bond (Electro-Coal Transfer Corporation Project) Series 1985, A through D, inclusive (the "Bonds") were issued; and

         WHEREAS, the Corporation desires to convert to a limited liability company under Louisiana law (an "LLC"), which conversion shall be effected by merger with and into the LLC, with the LLC being the entity surviving the merger; and

         WHEREAS, the Corporation has requested that the Issuer enter into an amendment to the Original Agreement permitted by Section 13.01 of the Trust Indenture; and

         WHEREAS, the Issuer by ordinance adopted on December 14, 2000, authorized the execution and delivery of this First Supplemental Installment Sales Agreement;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration and of the mutual benefits, covenants and agreements herein expressed, the Company and the Issuer supplement the Original Agreement as follows:

         Section 1. As permitted by Section 13.01 of the Trust Indenture and Section 9.04 of the Original Agreement, Section 5.02 of the Original Agreement is hereby supplemented by adding a new sentence at the end of the first paragraph thereof as follows:

         References in this Section 5.02 to a "corporation" shall include, in addition to a corporation, a limited liability company that is organized under the laws of the State of Louisiana. References in this Section 5.02 to the Company's maintenance of its "corporate existence" shall include its existence as a corporation or limited liability company, as the case may be. The reference to "incorporated" in Section 5.02(i) shall also mean "organized" as the context will require in the case of a limited liability company.

                                                                   Exhibit 4.20


         Section 2. Except as herein amended, the Original Agreement shall remain in full force and effect as executed. The provisions of this First Supplemental Installment Sales Agreement shall become effective upon the execution and delivery of this First Supplemental Installment Sales Agreement.


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

                                                                   Exhibit 4.20


         IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its behalf by a duly authorized officer, and the Issuer has caused these presents to be signed in its name and on its behalf by the President of the Plaquemines Parish Council and its corporate seal to be hereunto affixed and attested by the Secretary of the Plaquemines Parish Council, all as of the date and year first written above.

                                          ELECTRO-COAL TRANSFER CORPORATION


WITNESSES:                                By: /s/ Rodney A. Palmer
                                              ---------------------------------
                                          Name:  Rodney A. Palmer
  /s/ Suzanne Leckart                     Title: Vice President - Operations
----------------------------------


  /s/ William M. Backstom, Jr.
----------------------------------
                                                               [Corporate Seal]



                                          PLAQUEMINES PORT, HARBOR AND
                                          TERMINAL DISTRICT

                                          By: /s/ Benny Rouselle
                                              ---------------------------------
                                                  President
                                                  Plaquemines Parish Council

ATTEST:

By: /s/ Susan T. Becnel                                             [Seal]
    ------------------------------
        Secretary
        Plaquemines Parish Council

                                                                   Exhibit 4.20



                                ACKNOWLEDGMENT



STATE OF LOUISIANA

PARISH OF PLAQUEMINES



         On this 20th day of December, 2000, before me appeared Rodney A. Palmer, to me personally known, who, being by me duly sworn did declare and acknowledge that he is the Vice President -- Operations of Electro-Coal Transfer Corporation, a Louisiana corporation (the "Corporation"), and that the seal affixed to the foregoing instrument next to his name is the corporate seal of the Corporation and that the foregoing instrument was signed and sealed by him on behalf of the Corporation by authority of a resolution adopted by its board of directors on December 20, 2000 and that he acknowledged the instrument to be the free act and deed of the Corporation.

                                          Robert T. Lemmon, II
                                          -------------------------------------
                                          Notary Public

                                                                   Exhibit 4.20

                                ACKNOWLEDGMENT



STATE OF LOUISIANA

PARISH OF PLAQUEMINES



         On this 20th day of December, 2000, before me appeared Benny Rousselle and Susan T. Becnel, to me personally known, who, being by me duly sworn did declare and acknowledge that they are the Parish President and Secretary of the Plaquemines Parish Council (the "Council"), acting as the governing authority of the Plaquemines Port, Harbor and Terminal District (the "Issuer"), and that the seal affixed to the foregoing instrument next to their signatures is the official seal of the Issuer, and that the foregoing instrument was signed and sealed by them on behalf of the Issuer by authority of an ordinance adopted by the Parish Council on December 14, 2000, and that they acknowledged the instrument to be the free act and deed of the Issuer.

                                          James Hugh Martin
                                          -------------------------------------
                                          Notary Public